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                                   Exhibit 99

                       Press Release Dated April 19, 2001








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Commercial
Federal
Corporation                                                 News Release


                                              For more information, contact:
                                  Celia Clinch Ferrel
                                  Manager of Public Relations
                                  (402) 390-5333

                                  John Griffith
                                  Investor Relations Department
                                  (402) 390-6553

               Commercial Federal Appoints Robert J. Hutchinson
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                     President and Chief Operating Officer
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OMAHA, Nebraska, April 19, 2001 - Commercial Federal Corporation (NYSE: CFB),
the parent company of Commercial Federal Bank, a major regional bank with operations in eight Midwestern states, today announced the appointment of Robert
J. Hutchinson as president and chief operating officer.

Mr. Hutchinson, 53, joins Commercial Federal from Michigan National Bank, which has $11 billion in assets and is headquartered in Farmington Hills, Michigan.
At Michigan National, he was senior vice president of Retail Financial Services, managing the $11 billion bank's 184 branches and sales teams statewide. He also managed the bank's residential mortgage joint venture, served on the bank's Executive Committee, Asset and Liability Committee and was a member of the Retail and Direct Worldwide Leadership Team of the bank's former owner, National Australia Bank.

Prior to assuming responsibility for retail management in 1996, Mr. Hutchinson was senior vice president of Small Business Banking for Michigan National, managing sales, credit management and back office operations for both small business and mortgage. He also managed Non-Branch Delivery, significantly expanding non-traditional channels including telephone banking, ATMs and debit cards.

Before joining Michigan National in 1994, Mr. Hutchinson was senior vice president in charge of 100 New York branches for Chemical Bank. He also held progressively responsible product management and marketing positions with Chemical and with Manufacturers Hanover Trust prior to its merger with Chemical in 1991.

-MORE-
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Page Two - Commercial Federal Appoints President and COO


"Bob Hutchinson will play a vital role in helping Commercial Federal as we continue to grow a more efficient and profitable regional financial services franchise," said William A. Fitzgerald, chairman and chief executive officer. "Bob's successful track record during more than 28 years in banking and his proven expertise in integrated retail and business banking management add to our ability to achieve maximum growth on behalf of our shareholders."

"I am pleased to join the strong executive management team at Commercial Federal," said Mr. Hutchinson. "By successfully implementing its restructuring strategy and introducing changes in its core markets and service mix, Commercial Federal is becoming a more aggressive and effective competitor. I look forward to helping to further strengthen our service delivery, operational efficiency and financial performance."

Mr. Hutchinson received a Bachelor of Arts degree from New York University and an MBA from the City University of New York. He served as a Captain in the U.S. Army Air Defense Artillery.

Commercial Federal Bank is a $12.5 billion federal savings bank that currently operates branches in Nebraska, Kansas, Iowa, Colorado, Oklahoma, Missouri, Arizona and Minnesota. Commercial Federal operations include consumer and commercial banking, mortgage banking, agricultural lending, insurance and investment services and Internet banking. To learn more, access the Commercial Federal Web site at www.comfedbank.com.
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NOTE: Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include but are not limited to changes in general economic conditions, and price levels and conditions in the public securities markets generally.

Photo available upon request by e-mail: cfbmarketing@commercialfed.com. Please include your name and e-mail address.